EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Techedge, Inc.:

We consent to the incorporation by reference in Registration Statement No. 333-105885 of Techedge, Inc. on Form S-8 of our report dated February 28, 2005, relating to the consolidated financial statements and financial statement schedule of Techedge, Inc., appearing in this Annual Report on Form 10-KSB of Techedge, Inc. for the year ended December 31, 2004.

/s/ Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
March 30, 2005